                                                                   EXHIBIT 10.17
                                                                   -------------


                      INTERNATIONAL DISTRIBUTOR AGREEMENT

          THIS INTERNATIONAL DISTRIBUTOR AGREEMENT ("Agreement") is made and entered into as of the date of the last signature to this Agreement ("Effective Date") by and between VERISITY Design, Inc., a California corporation with principle offices at 2041 Landing Drive, Mountain View, CA 94043 ("VERISITY") and DAVAN TECH CO., LTD., a South Korea corporation with principle offices at
    --------------------    -----------
7th Fl., Duam Bldg., #174-6, Seokchon-Dong, Songpa-Ku, Seoul, Korea, 138-190
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("Distributor").

          WHEREAS, VERISITY has developed and continues to develop certain technology and products related to the design and verifying of electronics logics.

          WHEREAS, Distributor is engaged in the business of marketing such products and desires to become a marketing representative for VERISITY's Products (as defined below) in the Territory (as defined below); and

          WHEREAS, VERISITY desires to engage Distributor for the purpose of soliciting and procuring orders for VERISITY's Products in the Territory.

          NOW, THEREFORE, the parties agree as follows:

1.   Appointment.  VERISITY hereby appoints Distributor for the term of this
     -----------
Agreement, and Distributor hereby agrees to act for VERISITY, as an exclusive Distributor for the Products and services (as hereinafter defined) only within the territory described in Schedule A (the "Territory"), subject to all of the terms and conditions of this Agreement. Except as expressly allowed by VERISITY in writing, Distributor agrees not to solicit orders, procure orders or otherwise act as VERISITY's representative with respect to any Products or establish or allow any office to do so unless such office is located within the Territory and all such activity is conducted solely within the Territory. Distributor may solicit and procure orders for Products only from customers located and taking delivery within the Territory.

2.   Products; Prices.
     ----------------

     a. The products and services covered by this Agreement ("Products") are those listed on Schedule B hereto and updates, enhancements and new versions which are substantially similar thereto and which are marketed under the same model number and product nomenclature. Schedule B shall also include the prices and terms of sale for the Products, which may be updated from time to time by VERISITY.

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     b.   For purposes of this Agreement, "Software Products" are (i) computer programs or instructions (including those fixed in electrical circuits) which are Products or included in Products and (ii) documentation provided by VERISITY which is related to the Product. End-User Documentation is documentation specifically identified in writing by VERISITY as provided for end-users. Software Products are licensed not sold; any references herein to the sale or price of any Software Products or any copy thereof refers to the license or license fee thereof. Distributor will in no event be entitled to receive or have any access to any source code of the Software Products.

     c. The prices, charges, and terms of sale of the Product shall be those established by VERISITY. In soliciting and procuring orders for the Products, Distributor shall quote only the prices and terms on Schedule B. Quotation of any other prices than those in the published Price List must be authorized in writing by VERISITY. VERISITY reserves the right, at its sole discretion, to establish or change the prices, Price List, terms and conditions of sale, delivery and packing charges for the Products at any time during the term of this Agreement.

3.  Commission.
    ----------

     a. In consideration for the covenants of Distributor contained herein, and as the entire compensation of Distributor for its services under this Agreement, VERISITY will pay Distributor a commission equal to a percentage (as specified in Schedule C) of the Net Revenues (as defined below) actually collected by VERISITY (and not subject to refund or other contingency) on account of shipments on bona fide firm orders, acceptable to VERISITY, in the Territory, for the Products.

     b. Commissions will not be paid for current or future sales of spare parts, tools or services unless such spare parts, tools or services are Products in Schedule B. Commissions on Net Revenues received in a calendar month will be paid within thirty (30) days after the end of such calendar month by check or wire transfer to the account stipulated by Distributor.

     c. For purposes of this Agreement, "Net Revenues" shall mean the revenue actually received from the sale, license or other disposition of Products in the Territory during the applicable month, less all applicable Deductions and Allowances (Deductions and Allowances are defined in Schedule D attached). Deductions and Allowances do not include withholdings of local income taxes for which VERISITY receives credits applicable against its U.S. income taxes).

     d. All invoices in connection with orders solicited by Distributor shall be rendered by VERISITY directly to the customer.

     e. Nothing in this Agreement shall be construed as limiting in any manner VERISITY's marketing or distribution activities of any kind in the Territory.

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     f.   VERISITY shall have the right, without any liability to Distributor for a commission, to:

          (1)  reject any order obtained by Distributor;

          (2)  approve or disapprove any credit to be extended to any customer;
and

          (3) accept the return of Products or to make any Allowances or Deductions as VERISITY shall deem appropriate.

     g. All shipments are contingent upon VERISITY obtaining an appropriate export license from the United States Department of Commerce. If requested by VERISITY, Distributor shall provide reasonable assistance in securing such export license.

4.   Warranty Disclaimer. TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE
     -------------------
LAW, VERISITY MAKES NO WARRANTIES TO DISTRIBUTOR WITH RESPECT TO THE PRODUCTS OR ANY SERVICES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

5.   Relationship of Parties. The parties hereto expressly understand and agree
     -----------------------
that Distributor is an independent contractor in the performance of each and every part of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and for any and all claims, liabilities or damages or debts of any type whatsoever that may arise on account of Distributor's activities, or those of, its employees or agents in the performance of this Agreement. Distributor has no authority, right or ability to bind or commit VERISITY in any way (including, without limitation, by accepting orders) or sell any Products and will not attempt to do so or imply that it may do so. VERISITY is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Distributor, nor with Distributor's employment of other persons or incurring of other expenses. Except as expressly provided herein, VERISITY shall have no right to exercise any control whatsoever over the activities or operations of Distributor.

6.   Responsibilities of Distributor. Distributor's duties hereunder are as
     -------------------------------
follows:

     a. Distributor shall use its best efforts to actively promote, solicit orders for and procure orders for the Products within the Territory on a continuing basis, shall comply with good business practices and all applicable laws and regulations and shall diligently perform all other duties as mutually agreed upon herein. Distributor shall be solely responsible for its own expenses in carrying out its responsibilities under this Agreement. [Distributors efforts shall generate Net Revenues to VERISITY of at least the minimum amounts set forth in Schedule C (the "Minimum Amounts").] Distributor will maintain

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appropriate demonstration equipment and an adequate facility capable of handling technical support and customer demonstrations and provide technical assistance.

     b. In its efforts, Distributor will use VERISITY's then current names for the Products (but will not represent or imply that it is VERISITY or is a part of VERISITY and will obtain VERISITY's prior approval of any such use) and will not add to, delete from or modify any sales or marketing documentation or forms provided by VERISITY except with the prior written consent of VERISITY. Distributor will not otherwise use or register (or make any filing with respect to) any trademark, name or other designation relevant to the subject matter of this Agreement anywhere in the world. Distributor will not contest anywhere in the world the use by VERISITY or use authorized by VERISITY of any trademark, name or other designation relevant or similar to the subject matter of this Agreement or application or registration therefor, whether during or after the term of this Agreement. Distributor acknowledges and agrees that Distributor has no interest in or right to VERISITY's names, designations or trademarks, or any label or design or other marks used in connection with VERISITY or the Products. Distributor further acknowledges and agrees that all of its use of such trademarks, names or other designations shall inure to the benefit of VERISITY.

     c. Distributor shall maintain an office in the Territory and employ sufficient qualified employees and agents, including adequate engineering and sales staff, to assist in diligently performing all of its duties as mutually agreed upon herein. Distributor shall attend sales conferences and take advantage of technical training programs, if offered, by VERISITY, for such persons at Distributor's expense.

     d. Distributor shall keep VERISITY informed as to any problems encountered with the Products and as to any resolutions arrived at for those problems, and shall communicate promptly to VERISITY any and all modifications, design changes, improvements of the Products, or new customer requirements suggested by any entity or person solicited by or making inquiries of Distributor or by any employee or agent of Distributor. Distributor hereby assigns to VERISITY any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Products held by Distributor, without the payment of any additional consideration.

     e. At VERISITY's request, Distributor shall promptly submit to VERISITY reports containing pertinent information about Distributor's customers and the Products and Distributor's activity within the Territory. VERISITY may reasonably request information concerning customers and business volumes, financial information and operating plans. Distributor shall advise and assist VERISITY with respect to sales aids and furnish available information concerning competitive products sold in the Territory.

     f. Distributor will provide good faith sales forecasts and business status reports to VERISITY for the Products. The forecasts will be provided in writing and in a format specified by VERISITY on a quarterly basis before the beginning of the new quarter.

     g. Distributor will coordinate with customers in establishing irrevocable letters of credit to VERISITY through the bank specified by VERISITY for payment of the Products. Distributor shall also assist VERISITY in the collection of payment should the need arise.

     h. Distributor will supply updates of VERISITY software to those customers who are under warranty or annual maintenance at no charge, and which updates will be supplied by VERISITY to the Distributor.

     i. Distributor will obtain the appropriate signatures on the evaluation agreement as shown in Schedule G by any customer before the installation of any evaluation software at the customer site and return same to VERISITY within ten
(10) days of such installation. Furthermore, Distributor will obtain the appropriate signatures on any technology license agreements as shown in Schedule H by any customer on each sale of Products and return same to VERISITY within ten (10) days of such installation.

     j. Distributor will not engage in, cause or permit the reverse engineering, disassembly or recompilation or similar manipulation of the Products; provided, however, that the foregoing restriction is limited so that it prohibits such activity only to the maximum extent such activity may be prohibited without violating applicable law relating to computer software.

     k. Distributor will not modify or otherwise alter the Products and shall not remove any legal notices from any portions of the Products.

     l. Distributor warrants and represents that it has no intention of exporting or reexporting outside the Territory any Products, customer designs, customer verification environment, whether for demonstration purposes or not, or Proprietary Information (defined below), any part thereof or any direct product thereof, whether directly or indirectly, and understands that it may not do so under this Agreement. Distributor agrees not to, and not to allow, export or reexport of any Product or Proprietary Information or any part thereof or any direct product thereof directly or indirectly from the U.S. or elsewhere, (a) in violation of any such restrictions, laws or regulations or (b) without all required licenses and proper authorizations, to Cuba, Libya, North Korea, Iran, Iraq or Rwanda or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Licensee shall promptly execute any documents required by Licensor to comply with U.S. export requirements or demonstrate to Licensor its compliance with such requirements. Without limitation of the foregoing, Distributor agrees to commit no act which, directly or indirectly, would violate the U.S. Foreign Corrupt Practices Act (regarding, among other things, payments to government officials) or any United States law, regulation, or treaty

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or any other international treaty agreement, relating to national security or to the export or reexport of any of the Products or associated technical data or products thereof to which the United States adheres. Distributor agrees to indemnify VERISITY against any claim, demand action, proceeding, investigation, loss, liability, cost and expense (including attorneys' fees) suffered or incurred by VERISITY and arising out or related to any violation (whether intentional or unintentional) by Distributor of any of the warranties or covenants in this section.

     m. Distributor understands that VERISITY is not bound to any price (whether or not on Schedule B) with respect to an order until VERISITY has accepted such order and Distributor will not imply or represent anything to the contrary to any person or entity; in any event VERISITY will not be liable to Distributor for and Distributor will have no rights with respect to any price change (whether before or after acceptance of an order) or any other matter with respect to the dealings between VERISITY and customers.

     n. Distributor shall maintain at each office in the Territory sufficient Products for demonstration purposes. VERISITY will consign or make available to Distributor certain demonstration products on an as-needed basis. In no event shall Distributor be supplied with more than the amount of demonstration products which VERISITY deems necessary hereunder in its sole discretion.

     o. During the term of this Agreement, and for a period of ninety (90) days after termination of this Agreement, Distributor shall not:

          (1) represent, assist, or provide either directly or indirectly marketing services of any sort, to any individual, firm, corporation, partnership, or other entity which manufactures or distributes products which are competitive with the Products;

          (2) market directly or indirectly in the Territory products which are competitive with the Products;

          (3) solicit orders for, or deal in, used goods or equipment previously manufactured by VERISITY without written authorization from VERISITY; or

          (4) have any financial or managerial interest in another company which represents products directly competitive to those offered by VERISITY.

          Distributor may, however, represent within the Territory, an individual, firm, corporation, partnership, or other entity which manufactures or distributes products which are complimentary or related to the Products. [A copy of the list of products currently sold by Distributor, either for itself or for the account of a third party is attached as Schedule F hereto and is true, accurate and complete. Distributor shall provide VERISITY with thirty (30) days prior written notice of any additions it wishes to make to Schedule F.]

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     p.   During the term of this Agreement and for a period of one (1) year after the termination or expiration of this Agreement, as the case may be, Distributor shall not, directly or indirectly, solicit the employment or services of any employee, representative or agent of VERISITY, or encourage such employees, representatives or agents to leave VERISITY.

     q. Distributor warrants and represents to VERISITY that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is contrary to, in conflict with, ineffective under, or requires registration or approval or tax withholding under, or affects VERISITY's proprietary rights under, any law or regulation of any organization, country, group of countries or political or governmental entity located within or including all or a portion of the Territory. Distributor will take no action inconsistent with the foregoing warranty and will indemnify VERISITY from any losses, damages, claims, settlements, attorneys fees and other expenses incurred by VERISITY which arise due to any allegation or action of any person or entity inconsistent with the foregoing warranty. Furthermore, Distributor agrees to give VERISITY adequate notice of any change in legislation in the Territory which may materially affect the contractual relationship of the Parties.

     r. Distributor agrees to hold harmless, defend and indemnify VERISITY and its officers, directors, employees, agents and servants from and against any and all claims, damages and expenses, including reasonable legal fees and expenses, of whatever kind and nature directly or indirectly arising out of or on account of or resulting from Distributor's activities, including but without limitation, any unauthorized representations of Distributor, or out of Distributor's failure to comply with its obligations under this Agreement.

     s. The failure by Distributor to comply with any of its obligations as set forth in this Section 6 shall constitute a breach of this Agreement and shall entitle VERISITY to give notice to Distributor requiring it to cure such breach. If any such breach is not cured within thirty (30) days after such notice is given, this Agreement shall, at VERISITY's option, terminate immediately in accordance with Section 8.a.(3).

7.   Duties of VERISITY.  VERISITY shall have the following responsibilities
     ------------------
during the term of this Agreement:

     a. VERISITY shall provide Distributor, at VERISITY's expense, with current marketing advice, sales aids, and a reasonable supply of any applicable printed marketing materials for the Products. Any printed materials, equipment, or spare parts furnished by VERISITY to Distributor shall be and remain at all times the property of VERISITY.

     b. VERISITY reserves the right, at any time, to change or modify the design of or discontinue any of the Products, or parts thereof, or add Products and to change its service policies, or its financial requirements. VERISITY shall inform Distributor within a reasonable time of any changes in the Products, the prices, and marketing and sale documentation.

     c. VERISITY may conduct advertising campaigns for the Products the scope and nature of which will be determined at VERISITY's sole discretion. Upon request of Distributor, VERISITY will send Distributor duplicate copies of all invoices and any customer acknowledgements.

     d. With respect to each payment of commissions hereunder, VERISITY shall provide Distributor with an accounting of the orders for which payment is made (which shall be limited to the invoice number, customer name, calculation of Net Revenues and rate of commissions for each order).

8.   Term and Termination. Subject to the provisions for termination as provided
     --------------------
herein, this Agreement shall commence on the Effective Date and shall be for a term of two (2) years, and shall be automatically renewed for successive one (1) year terms thereafter unless either of the parties hereto gives to the other party written notice of its election to terminate this Agreement at least ninety
(90) days prior to the expiration of the then current term. Nothing contained herein shall preclude VERISITY's right of termination pursuant to this Section
8. Distributor understands that after termination of this Agreement, it shall have no right whatsoever to continue as VERISITY's representative of Products regardless of any undocumented continuation of the relationship with VERISITY.

     a. This Agreement may be terminated by VERISITY for cause immediately upon the occurrence of any of the following events:

          (1) If Distributor ceases to do business, or otherwise terminates its business operations or if there is a material change in control of Distributor; or

          (2) If Distributor fails to secure or renew any license, permit authorization or approval for the conduct of its business in any significant country or area of the Territory, or if any such license, permit, authorization or approval is revoked or suspended; or

          (3) If Distributor breaches any provision of this Agreement and (except in the case of a compromise of Proprietary Information where termination shall be effective immediately upon notice) fails to fully cure such breach within thirty (30) days or such longer time as is provided herein of written notice from VERISITY describing the breach; or

          (4) If Distributor seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Distributor; or

          (5) If the Net Revenues during any period (with the exception of the first year following the initial signing of the contract, where the review will be at the end of the first year of the contract) are less than the Minimum Amount for that period or if the rate of Net Revenues received is such that VERISITY reasonably believes such Minimum Amount will not be timely achieved; provided VERISITY gives Distributor at least thirty (30) days written notice of termination; or

          (6) If this willful misconduct, wrongful act, willful neglect or bad faith on the part of the Distributor, its officer agents or employees which VERISITY considers to be detrimental to the best interest of VERISITY. Violations of the U.S. law on export of technical data and commodities is considered a wrongful act for the purposes of this clause.

     b. VERISITY shall incur no liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by Distributor arising from or incident to any termination of this Agreement by VERISITY which complies with the terms of the Agreement whether or not VERISITY is aware of any such damage, loss or expenses.

     c. Upon termination of this Agreement by either party or naturally at the end of the term:

          (1) All rights and licenses of Distributor and all obligations of VERISITY hereunder shall terminate, except rights to payments accrued prior to termination (including during any applicable notice period).

          (2)  Distributor shall immediately:

          (a) discontinue any use of the name, logotype, trademarks or slogans of VERISITY and the trade names or other designations of any of the Products;

          (b) discontinue all representations or statements from which it might be inferred that any relationship exists between VERISITY and Distributor;

          (c) cease to promote, solicit orders for or procure orders for Products (but not act in any way to damage the reputation of VERISITY or any Product);

          (d) return to VERISITY at Distributor's expense all Products, demonstration units, samples, instruments, equipment, spare parts, catalogues and literature of VERISITY then in possession of Distributor; and

          (e) return to VERISITY all Proprietary Information (as defined below) in Distributor's possession, custody or control in whatever form held (including copies or embodiments of Proprietary Information or relating to Proprietary Information) upon termination of this Agreement, or at any time or from time to time, upon written request by VERISITY.

     (3) The following provisions of this Agreement shall remain in effect after termination (including, without limitation, the natural expiration hereof): 4, 6.o, 6.p, 9, 11 and 12.

          (a) After termination (by expiration or otherwise) of this Agreement for any reason whatsoever, promptly after receipt of the applicable Net Revenues and all Deductions and Allowances have been determined and applied, VERISITY shall pay Distributor all commissions earned (as provided in Section 3 above) but not previously paid to Distributor prior to the termination date.

          (b) Distributor's acceptance of its final commission check from VERISITY shall be in full satisfaction of all amounts due to Distributor hereunder and a full and complete discharge by Distributor of any and all liabilities of VERISITY.

9.   Proprietary Information; Proprietary Rights
     -------------------------------------------

     a. Distributor acknowledges that, in the course of performing its duties under this Agreement, it may obtain information relating to Products and to VERISITY which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, chip design and chip test objects and technologies, computer codes, software, computer hardware, circuits, trade secrets, know-how, inventions, techniques, processes, programs, algorithms, schematics, data, customer lists, financial information and sales and marketing plans. Distributor and its employees and agents shall, at all times, both during the term of this Agreement and after its termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of its duties as expressly provided in this Agreement, nor shall Distributor or its employees or agents disclose any such Proprietary Information to any person without VERISITY's prior written consent. Distributor acknowledges that any such Proprietary Information received by Distributor shall be received as a fiduciary of VERISITY.

     b. Distributor shall not be bound by this Section 9 with respect to information Distributor can document (i) at the date hereof has entered or later enters the public domain as a result of no act or omission of Distributor or its employees, or agents or (ii) is lawfully received by Distributor from third parties without restriction and without breach of any duty of nondisclosure by any such third party.

     c. VERISITY and its licensors retain all right, title and interest in and to (i) all copyrights, patent rights, trade secret rights and other proprietary rights in the Products, all copies and derivative works thereof (by whomever produced) and all related documentation and materials, (ii) all of VERISITY's service marks, trademarks, tradenames or any other designations and (iii) all other proprietary rights in the Products.

     d. VERISITY hereby grants Distributor a nontransferable license only to demonstrate in the Territory the Products solely to bona fide clients considering ordering such Products in strict accordance with all the terms of this Agreement and solely to the extent necessary to fulfill the purposes of this Agreement.

     e. Distributor shall bind in writing its employees who have access to Proprietary Information to hold such information in confidence and not to disclose any thereof except as expressly allowed herein.

10.  Intellectual Property Indemnification. VERISITY shall hold Distributor and
     -------------------------------------
its officers, directors, agents and employees harmless from liability resulting from infringement by the Product of any patent issued as of the Effective Date of this Agreement or any trademark or copyright, provided VERISITY is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and has sole control over the defense and all negotiations for a settlement or compromise; VERISITY will not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED.

11.  Liability Limitation.  TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE
     --------------------
LAW, VERISITY WILL NOT BE LIABLE UNDER ANY SECTION OR SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (I) INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

12.  Miscellaneous.
     -------------

     a.   Assignment Binding Effect.  Neither this Agreement nor any right or
          -------------------------
obligation hereunder is capable of being assigned by Distributor without the prior written consent of VERISITY and any purported transfer or assignment will be void. VERISITY may assign its rights and duties hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns (whether by operation of law, merger, change of control or otherwise) of the parties.

     b.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

     c.   Severability. If any provision of this Agreement is held to be illegal
          ------------
or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     d.   Modification.  Except as otherwise expressly provided herein, any
          ------------
provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of VERISITY and Distributor.

     e.   Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of California and the United States without regard to the conflict of laws provisions thereof and without regard to the United Nations Convention on the International Sales of Goods. Unless waived by VERISITY in writing for the particular instance (which VERISITY may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the Superior Court of the State of California for Santa Clara County or the United States District Court for the Northern District of California. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

     f.   Arbitration. Any dispute or claim arising out of or in connection with
          -----------
this Agreement shall be finally settled by binding arbitration. Any arbitration shall be initiated and conducted in San Jose, California, under the commercial rules and auspices of the American Arbitration Association. Any arbitration shall be conducted by three (3) arbitrators, at least one of whom shall have recognized expertise in the field of semiconductor testing. The arbitrators shall apply California law to the merits of any dispute or claim, without reference to state rules of conflicts of law or arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

     g.   Applicable Language.  The official test of the Agreement is in the
          -------------------
English language, and if a translation is made to any other language, such translation shall be solely for the convenience of the Parties, it being agreed that in the construction and interpretation of the Agreement, the executed English language test shall govern. Each Party declares that its representative who signs this Agreement on its behalf understands the contents thereof.

     h.   Notice. Any notice required or permitted under this Agreement shall be
          ------
given in writing and shall be deemed effectively given: (i) immediately upon personal delivery or facsimile transmission to the parties to be notified, (ii) one (1) day after deposit with a commercial overnight courier with tracking capabilities or (iii) three (3) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified (Attn: President) at the address indicated for such party on the signature page hereof, or at such other address as the party may designate by ten (10) days advanced written notice to the other party.

     i.   Entire Agreement.  This Agreement is the sole agreement between the
          ----------------
parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements or discussions between the parties with respect to distribution, marketing and/or service of any products of or distributed by VERISITY.

     j.   Remedy for Breach.  Termination of this Agreement shall not be an
          -----------------
exclusive remedy for breach of this Agreement and, whether or not termination is effected, all other remedies will remain available.

          IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first above written.

                                        VERISITY Design, INC.

                                        Signature: /s/ Moshe Gavrielov
                                                   ---------------------------

                                        Name:      Moshe Gavrielov

                                        Title:     President and CEO

                                        Address:   2041 Landings Drive
                                                   Mountain View, CA 94043

                                        Date:      11/10/99
                                                   ---------------------------


                                             Distributor:  Davan Tech Co., Ltd.

                                        Signature: /s/ Sancho Park
                                                   ---------------------------

                                        Name:      Sancho Park

                                        Title:     Executive Director

                                        Address:   7th Floor, Duam Building,
                                                   #174-6, Seokchon-Dong,
                                                   Songpa-Gu, Seoul, Korea

                                        Date:      10/5/99
                                                    ---------------------------

                                  SCHEDULE A

The Territory consists of the following areas only: South Korea

                                  SCHEDULE B

The attached price list is [*] As an example;

US Price = [*]

South Korea Price = [*]

The Representative Company can provide its customer [*]

The Representative Company shall update the attached US price list [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

           VERISITY Korean Specman Price List - Revised Final Version

Product Number          Product Name          List Price         Remarks
SM1000                  Specman Elite         [*]                Product Floating

SM1000T                 Node Transfer         [*]                Node Transfer

SM1000M                 Maintenance           [*]                1 Year Maintenance

Specman Simulator Interfaces

SM1021              Verilog XL interface             [*]

SM1022              Leapfrog interface               [*]

SM1023              QuickHDL interface               [*]

SM1024              Modelsim interface               [*]

SM1025              VSS interface                    [*]

SM1026              VCS interface                    [*]

SM1027              Speedsim interface               [*]

SM1028              NC Verilog interface             [*]

[*]

SM1301            License upgrade to World wide--Wide Area Network         [*]

SML1012           [*]                                                      [*]

TR1000            Specman Basic Training Held at Verisity's headquarters   [*]
                  in Mt. View, CA

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE C


I.  COMMISSION PERCENTAGES

    The commission percentages will be as follows:

          Business Year      Commission Rate                  Remarks
          -------------      ---------------                  -------
                         Products*   Maintenance*
                         ------------------------
          FY1999            [*]         [*]         Based on the final PO amount
          FY2000            [*]         [*]         Based on the final PO amount
          FY2001            [*]         [*]         Based on the final PO amount

          *Products above include the first year maintenance, and Maintenance is only for renewal.

          [*]

    Over Achievement Incentive Plan Quarterly

          [*]

    Compensation after termination notice

          Order for 3 months          [*]Based on the final PO amount
          Order for 3 to 6 months     [*]Based on the final PO amount

          *Davan Tech will provide Verisity, at the time of termination, with a list of all ongoing sales activities which are anticipated to lead to orders within the next 6 months.

II. Sales Quarter
    (Required minimum order amounts stated in Net Revenues)

                      Fiscal Year                      Sales Quarter
                      -----------                      -------------
          1999:       July 1, 1999 Dec. 31, 1999            [*]
          2000:       Jan. 1, 2000-Dec. 31, 2000            [*]
          2001:       Jan. 1, 2001-Dec. 31, 2001            [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE D

                  DEDUCTIONS AND ALLOWANCES FROM NET REVENUES

  (1) Deductions.  Shall include the following:
      ----------

      [*]

  (2) Allowances: Set-Offs and Charge-Backs.  Net Revenues shall not include any
      -------------------------------------
      revenues from the sale of any Product for which any of the following occur ("Allowances"):

      [*]


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE E

             DEMONSTRATION PRODUCTS, CONFIGURATIONS AND DISCOUNTS

                                Not Applicable

                                  SCHEDULE F

                LIST OF APPROVED THIRD PARTY PRODUCTS OR LINES

                                Not Applicable

                                  SCHEDULE G

                         SOFTWARE EVALUATION AGREEMENT

This Software Evaluation Agreement (this "Agreement") is entered into as of _____________ (the "Effective Date") by and between VERISITY Design, Inc. ("VERISITY") and Davan Tech ("Licensee"). The parties agree as follows, with
                 ----------
the capitalized terms not otherwise defined having the meaning given them in Appendix A:

1.  License Rights
    --------------

    1.1 Licensed Programs. VERISITY hereby grants to Licensee a non-exclusive, non-assignable, non-transferable right and license, without the right to sublicense, (i) to use one copy of VERISITY LTD.'s proprietary software product _________________ (the "Licensed Program") in object code form in accordance with the documentation on a single computer located at Licensee's facility in __________________________, solely for the purpose of evaluating the VERISITY LTD. Technology, and (ii) to use one set of the Documentation at the Processing Site in connection with the use of the Licensed Program.

    1.2 VERISITY Design Objects. VERISITY hereby grants Licensee a non-exclusive, non-assignable, non-transferable right and license, without right to sublicense, (i) to use and incorporate VERISITY LTD. Design Objects into Licensee's integrated circuit designs solely for the purpose of evaluating the VERISITY LTD. Technology, (ii) to use the VERISITY Technical Data in connection with integration and verification of the VERISITY LTD.Design Objects and (iii) to make, have made and test a reasonable number of Test Chips. Nothing in this Agreement shall be interpreted as giving Licensee any right to sell, license, or otherwise distribute any integrated circuit design incorporating any of the VERISITY LTD. Technology.

2.  Installation, Fees, and Support
    -------------------------------

    2.1 Initial Installation. Within a reasonable time after VERISITY has received from Licensee an executed copy of this Agreement, VERISITY will deliver to Licensee the Licensed Program and the Documentation. Licensee will install the Licensed Program on the designated computer in accordance with the standard installation procedures set forth in the Documentation.

    2.2 License Fee. In consideration of the license rights granted herein, Licensee agrees to pay to VERISITY a license fee of $____________ (the "License Fee"). Payment of the License Fee will be due 30 days after date of invoice.

    2.3 Technical Support. VERISITY will provide Licensee with technical assistance in the installation and use of the VERISITY LTD. Technology and will work with Licensee to resolve with VERISITY any problems Licensee encounters in using the VERISITY LTD. Technology.

3.  Restrictions
    ------------

    3.1 No Duplication, Modification or Reverse Engineering. Except as expressly authorized herein, Licensee may not (i) duplicate all or any portion of the VERISITY LTD. Technology, (ii) modify the VERISITY LTD. Technology, or
(iii) incorporate any portion of the VERISITY LTD. Technology into any other program or product. Licensee acknowledges that VERISITY considers the source code of the Licensed Program and its underlying algorithms to constitute valuable trade secrets of VERISITY and, therefore, Licensee will not at any time attempt to reverse engineer, disassemble, decompile or otherwise reduce the Licensed Program or any component thereof to human-readable form, nor will Licensee attempt to examine or copy, in whole or in part, any of the underlying algorithms of the Licensed Program.

    3.2 Ownership. Nothing in this Agreement shall affect the exclusive ownership by VERISITY, or its licensors, of the VERISITY LTD. Technology or any patents, trademarks, copyrights or other intellectual property rights pertaining to the VERISITY LTD. Technology. Licensee will not exceed the scope of the licenses granted herein.

    3.3 U.S. Government Restricted Rights. The VERISITY LTD. Technology is provided with Restricted Rights. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(l) and (c)(2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is VERISITY Design, Inc., whose address is 2041 Landing Drive, Mountain View, CA 94043.

4.  Limited Warranty
    ----------------

    4.1 Limited Warranty. VERISITY warrants that the media on which the VERISITY LTD. Technology is delivered will be free from defects in materials and workmanship under normal use and service for a period of 30 days from the date of delivery to Licensee. Licensee's exclusive remedy and VERISITY's sole obligation under this warranty shall be for VERISITY to redeliver on defect-free media that portion of the VERISITY LTD. Technology that does not meet this warranty.

    4.2 Warranty Exclusions. Any unauthorized modification or attempted modification of the VERISITY LTD. Technology by Licensee shall terminate the warranty obligations of VERISITY under this Section 4. VERISITY does not warrant that the VERISITY LTD. Technology will meet Licensee's design requirements, that it will operate in the combinations that may be selected for use by Licensee, that the operation of the VERISITY LTD. Technology will be uninterrupted or error-free, or that any Test Chips will operate error-free or will be commercially manufacturable.

    4.3 Warranty Disclaimer. VERISITY'S ENTIRE LIABILITY AND LICENSEE'S EXCLUSIVE REMEDY AS TO DEFECTS, PERFORMANCE, OR NONPERFORMANCE OF THE VERISITY LTD. TECHNOLOGY AND THE DELIVERED MEDIA SHALL BE THE WARRANTIES AND REMEDIES SET FORTH IN THIS SECTION 4, REGARDLESS OF THE THEORY OF CLAIM OR FORM OF ACTION. THE WARRANTIES SET FORTH IN THIS SECTION 4 ARE THE ONLY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THAT ARE MADE BY VERISITY, AND VERISITY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY VERISITY, ITS AGENTS, OR ITS EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES IN THIS AGREEMENT.

5.  Limitation of Liability
    -----------------------

    5.1 VERISITY Liability. NEITHER VERISITY NOR ANYONE ELSE WHO HAS BEEN INVOVERSITYED IN THE CREATION, PRODUCTION OR DELIVERY OF THE VERISITY LTD. TECHNOLOGY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, OR TECHNOLOGY, AND THE LIKE) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE VERISITY LTD. TECHNOLOGY, EVEN IF VERISITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL VERISITY'S AGGREGATE LIABILITY FOR ALL MATTERS ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED THE LICENSE FEES PAID TO VERISITY FOR THE VERISITY LTD. TECHNOLOGY. LICENSEE ACKNOWLEDGES THAT THE FOREGOING LIMITATION REFLECTS A BARGAINED-FOR ALLOCATION OF RISK AND THAT LICENSEE'S AGREEMENT TO THE PROVISIONS OF THIS ARTICLE 5 IS A PRE-CONDITION TO AND A MATERIAL INDUCEMENT FOR VERISITY TO ENTER INTO THIS AGREEMENT AND LICENSE THE USE OF THE VERISITY LTD. TECHNOLOGY TO LICENSEE.

6.  Term and Termination
    --------------------

    6.1 Term of the Agreement. This Agreement will begin on the Effective Date and expire at the end of ______ days unless it is terminated earlier in accordance with Section 6.2 or renewed in accordance with Section 6.4.

    6.2 Early Termination. VERISITY may terminate this Agreement if Licensee commits any breach or default and fails to provide an acceptable remedy of such breach within 10 days after receipt of written notice of such breach from VERISITY. Licensee may terminate this Agreement at any time by returning the VERISITY LTD. Technology to VERISITY.

    6.3 Upon Termination. Upon termination of this Agreement, all licenses granted to Licensee will be terminated. Within ten days following the termination, Licensee must return the original of the Licensed Program to VERISITY and destroy and account for all copies thereof.

    6.4 Renewal. Upon request of Licensee and a showing that additional time is needed to fully evaluate the VERISITY LTD. Technology, VERISITY may, at its option, extend this Agreement for up to 30 days.

    6.5 Survival. The rights and obligations of the parties under Sections 3, 4.3, 5.1, 6.3, 6.5, 7, 8, and 9 shall survive the expiration or termination of this Agreement.

7.  Proprietary Information
    -----------------------

    7.1 Definition. Proprietary Information of a party means information and data in written, graphic or machine-readable form and marked "confidential" or with a similar proprietary legend. "Proprietary Information" of VERISITY includes, regardless of form and without the necessity of any proprietary legend, the VERISITY LTD. Technology.

    7.2 Obligation. Each party shall use the same degree of care and safeguards that it takes with its own Proprietary Information of a similar nature, but in no event less than a reasonable degree of care (i) to prevent the publication, communication, or dissemination of the Proprietary Information of the other party to any third party and (ii) to prevent any use of such Proprietary Information not authorized herein. The obligations of this Section
7.2 will survive the termination or expiration of this Agreement and will expire five (5) years from such termination or expiration.

    7.3 Exclusions. The provisions of Section 7.2 will not apply to any Proprietary Information of the disclosing party that: (i) is known by the receiving party without restriction prior to the time of disclosure; (ii) is generally known and available in the public domain through no fault of the receiving party; (iii) is developed independently by the receiving party using no Proprietary Information of the disclosing party; or (iv) is rightfully received by the receiving party without restriction from a third party that is under no obligation of confidentiality; In addition, the receiving party may disclose Proprietary Information of the disclosing party with the prior written approval of the disclosing party or to a court or other government body of competent jurisdiction when required to do so by such body provided it uses reasonable efforts to give prompt prior notice to the disclosing party and to limit disclosure to that which is legally required.

    7.4 Injunctive Relief. Each receiving party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach of any provision of this Article 7, that any such breach or threatened breach will cause irreparable injury to the other party, and that, in addition to any other remedies that may be available to it in law or in equity, the disclosing party shall be entitled to obtain injunctive relief against the threatened or continuing breach of any provision of this Article 7 without the necessity of proving actual damages.

8.  General
    -------

    8.1 Scope of Agreement; Amendment. This Agreement is the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersedes all other written or oral communications between the parties with respect to the license and use of the VERISITY LTD. Technology. This Agreement may be amended only by a written document signed by both parties. The terms and conditions of this Agreement will not be modified by any purchase order issued by Licensee in connection with its license of the VERISITY LTD. Technology, even if such purchase order states that its terms shall prevail.

    8.2 No Waiver. Neither party will, by mere lapse of time, without giving notice or taking other action, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other will neither be construed as nor constitute a continuing waiver of such breach or of other breaches of the same or any other provision of this Agreement.

    8.3 Assignment. Licensee represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement, by operation of law or otherwise, without VERISITY's prior written consent, which shall not be unreasonably withheld.

    8.4 Governing Law; Unenforceability. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of California, without regard to its conflict of laws provisions. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above:


VERISITY Design, Inc.                        [Licensee]:


By: s/b Moshe Gavrielov                      By: /s/ indecipherable
   -----------------------------                ------------------------
Name:                                        Name:
Title:                                       Title:

                                  Appendix A

                                  Definitions

VERISITY Technical Data means all of the following, in whatever form, provided by VERISITY to Licensee or generated by Licensee's use of the Licensed Program:
[*]

Documentation means VERISITY's standard user documentation for the Licensed Program.

VERISITY LTD. Technology means the Licensed Program, the VERISITY Design Objects, the VERISITY Technical Data and the Documentation.

Test Chip means [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE H

                         TECHNOLOGY LICENSE AGREEMENT

                                      N/A

                                      -28-